RESEARCH & DEVELOPMENT LICENSE AGREEMENT

B-Scada, Inc.

and

Center Coracles, Inc. d/b/a Second Wind Boats

Effective Date: November 1, 2025

1. Parties

This Research and Development License Agreement ("Agreement") is entered into between:

B-Scada, Inc., a Delaware corporation ("B-Scada"), and Center Coracles, Inc., a nonprofit corporation recognized as tax-exempt under Section 501(c)(3) of the Internal Revenue Code, doing business as Second Wind Boats ("Second Wind").

2. Purpose

B-Scada is developing an AI-powered marketing, search, and outreach platform (the "Platform") designed to:

- Identify potential donors and supporters
- Automate outreach workflows
- Improve digital discoverability
- Enhance engagement within charitable marine and asset-donation ecosystems

Second Wind will serve as a research and development partner, providing real-world use, insights, and feedback.

3. R&D Collaboration

Second Wind agrees to:

- Provide operational feedback and domain insights
- Participate in platform testing and iteration
- Share workflow observations and performance insights
- Offer reasonable access to use cases relevant to charitable asset donation

The parties acknowledge this is a collaborative development arrangement and not a joint venture or partnership.

4. License Grant

4.1 Perpetual R&D License

In consideration of its R&D participation, B-Scada grants Second Wind:

- A perpetual, non-exclusive, royalty-free license to use the Platform developed herein:
  - For unlimited internal organizational use
  - To use the final commercial version of the Platform. This includes core upgrades and standard product enhancements.

4.2 Permitted Use

Second Wind may use the Platform:

- Across its charitable operations
- Under the name Second Wind Boats
- For internal staff, volunteers, and contractors supporting its mission

4.3 Restrictions

The license is:

- Non-transferable
- Non-sublicensable
- Not assignable without B-Scada's prior written consent

5. Intellectual Property Ownership

5.1 *B-Scada Ownership*

B-Scada retains exclusive ownership of all right, title, and interest in:

- Software and source code
- AI agents, models, and training logic
- Outreach automation frameworks
- System architecture and interfaces
- All improvements and derivative works

This includes technology developed before, during, or after the collaboration.

5.2 *No Joint Development IP*

Nothing in this Agreement shall be construed to create:

- Joint intellectual property
- Co-ownership rights
- Revenue participation rights
- Equity interest
- All Platform IP remains solely owned by B-Scada.

5.3 *Commercialization Rights*

B-Scada retains unrestricted rights, without any obligation to Second Wind, to:

- Commercialize the Platform
- License to other nonprofits or commercial entities
- Develop derivative products
- White-label or repackage the technology

6. Feedback and Contributions

Second Wind acknowledges that:

- Suggestions, feedback and operational insights provided during the collaboration may be incorporated into the Platform.
- All such contributions shall be deemed non-compensable feedback and any resulting technology shall be owned exclusively by B-Scada.
- Second Wind waives any claim to royalties or ownership related to such contributions.

7. Confidentiality

Each party agrees to maintain the confidentiality of the other party's non-public information, including:

- Product roadmaps and technical details
- Donor strategies and operational insights
- Internal data and workflows

The confidentiality obligations of this Section 7 shall survive for five (5) years for general confidential information and indefinitely for trade secrets.

8. Branding and Publicity

8.1 *Reference Rights*

In investor materials, product collateral and case studies, B-Scada may identify Second Wind as:

- A launch partner
- R&D collaborator
- Early adopter

8.2 *Mission Sensitivity*

B-Scada agrees to use reasonable discretion to ensure references are consistent with Second Wind's nonprofit mission and reputation.

Public press releases concerning Second Wind's involvement or collaboration with B-Scada will be mutually approved prior to publication.

9. Support and Service Levels

While Second Wind receives perpetual usage rights:

- B-Scada is not obligated to provide enterprise support levels
- Support may be provided on a best-efforts basis
- Optional paid support tiers may be offered in the future

10. Disclaimer of Warranties

The Platform is provided:

- On an "as-is" and "as-available" basis
- Without warranties of merchantability or fitness for a particular purpose
- Second Wind acknowledges the Platform originated from an R&D collaboration and may evolve over time.

11. Limitation of Liability

To the fullest extent permitted by law:

- B-Scada shall not be liable for indirect, incidental or consequential damages
- Total liability shall not exceed $1,000
- This limitation reflects the no-fee nature of the license.

12. Term and Termination

12.1 Term

This Agreement shall remain in effect unless terminated by mutual written agreement.

12.2 Termination for Breach

Either party may terminate this Agreement upon written notice for material breach not cured within 30 days.

12.3 Survival

The following provisions survive termination:

- Intellectual property ownership
- Confidentiality
- Limitation of liability
- Branding rights

13. Independent Entities

The parties are independent entities. Nothing herein creates:

- Partnership
- Joint venture
- Agency relationship
- Fiduciary relationship

14. Governing Law

This Agreement shall be governed by the laws of the State of Illinois, without regard to conflicts of law principles.

15. Entire Agreement

This Agreement represents the entire understanding between the parties and supersedes all prior discussions.

Any amendments must be in writing and signed by both parties.

Signatures

B-Scada, Inc.

Signed by:

By: 1E614457A8B9494...

Name: `Adam Acosta

Title: Director

Date: November 1, 2025

Center Coracles, Inc.

d/b/a Second Wind Boats

DocuSigned by:

By: 0C9E6564128440F...

Name: Larry G. Swets Jr.

Title: Manager

Date: November 1, 2025